Exhibit 10.4

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Amended and Restated Employment Agreement entered into August 19, 2004 between Richard C. Notebaert (the “Executive”) and Qwest Services Corporation, a Colorado corporation (the “Company”) (the “Employment Agreement”) and previously amended on October 21, 2005, is made and entered into on December       , 2005 between the Executive and the Company.

WITNESSETH THAT:

WHEREAS, the parties previously entered into the Employment Agreement pertaining to the employment of the Executive by the Company; and

WHEREAS, the parties desire to amend the Employment Agreement in certain respects as set forth herein;

WHEREAS, the parties wish to amend the Employment Agreement to address uncertainties created by certain regulations promulgated by the Internal Revenue Service;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Executive and Company hereby amend the Employment Agreement as follows:

1.                                       The last sentence of Subparagraph 3(f) is hereby amended in its entirety to provide as follows:

 (f)  With respect to all option grants except those awarded on March 4, 2005 (2,000,000 options with an exercise price of $3.89) and March 3, 2003 (2,000,000 options with an exercise price of $3.44), in the event the Executive resigns or retires from the employ of the Company after December 31, 2006 any such vested option shall be exercisable for six (6) years following such date of termination of employment, but in no event later than the expiration of the term of the option, but only to the extent that under Section 409A of the Internal Revenue Code this extension of time to exercise would not be viewed as a deferral of compensation.

2.                                       Except as specifically set forth above, the Employment Agreement, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused this Amendment to be executed in its name and on its behalf, all on the day and year first above written.

COMPANY:

QWEST SERVICES CORPORATION

By:

ATTEST:

EXECUTIVE:

Richard C. Notebaert